EXECUTION VERSION
SIXTH AMENDMENT
TO THE
AON SUPPLEMENTAL SAVINGS PLAN
(As amended and restated effective January 1, 2017)

This Sixth Amendment to the Aon Supplemental Savings Plan, as amended and restated as of January 1, 2017 (the “Plan”), is adopted by Aon Corporation, a Delaware corporation (the “Company”) and wholly owned subsidiary of Aon plc (“Aon”), to be effective as set forth below.

WHEREAS, pursuant to Section 7.05 of the Plan, the Board, or any person or entity authorized by the Board, has the authority to amend the Plan and, pursuant to Section 1.06 of the Plan, the Board has delegated its obligations, responsibilities, and duties with respect to the Plan to the Organization and Compensation Committee of the Board of Directors of Aon (the “OCC”); and

WHEREAS, pursuant to resolutions of the OCC dated June 13, 2016, the OCC delegated authority to Aon’s Administrative Committee (the “Committee”) to make certain amendments to the Plan; and

WHEREAS, pursuant to the resolutions of the Committee dated September 14, 2021, the Committee approved, and delegated to Company management authority to execute, a Plan amendment to effect a partial Plan termination with respect to certain participants.

NOW, THEREFORE, the Plan is hereby amended as follows, effective October 1, 2021 by adding the following item 2 to Supplement B of the Plan:

“2.     Partial Plan Termination – Retiree Health Exchange. The Plan shall be terminated and liquidated, effective October 1, 2021, solely with respect to all Participants who experienced a ‘change in control event’ (within the meaning of Code Section 409A) in connection with the sale of the Aon Retiree Health Exchange. Such termination and liquidation will be administered in accordance with Section 1.409A-3(j)(4)(ix)(B), with the entire vested balance of each such Participant’s account, determined as of February 15, 2022, to be distributed no later than March 15, 2022.”

In addition, the Committee is authorized to make any additional adjustments to the plan document language to effect the intent of the foregoing, including but not limited to providing a restatement of the plan document incorporating such changes and all previous amendments.

EXECUTION VERSION
IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be executed on its behalf by its duly authorized officers, this 16th day of December 2021.

AON CORPORATION

By:
/s/ Lisa Stevens
Lisa Stevens
Chief People Officer